Exhibit 5.1

5 December 2014

To:          Board of Directors

Alkermes plc

Connaught House

Burlington Road

Dublin 4

Ireland

Re:          Alkermes plc - registration statement on Form S-8 in relation to the Alkermes plc 2011

Stock Option and Incentive Plan, as amended

Dear Sirs

1.             Basis of Opinion

1.1          We are acting as Irish counsel to Alkermes plc, registered number 498284, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Connaught House, 1 Burlington Road, Dublin 4 (the “Company”), in connection with the registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof (the  “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to 7,200,000 ordinary shares with nominal value US$0.01 per share of the Company (the “Shares”) that may be delivered pursuant to the Company’s 2011 Stock Option and Incentive Plan, as amended (the “Plan”).

1.2          This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland.  We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Plan Documents (as defined in the Schedule) or the transactions contemplated thereby.

1.3          This Opinion is also strictly confined to:

(a)           the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)           the Plan Documents (as defined in the Schedule); and

(c)           the searches listed at 1.7 below.

and is subject to the assumptions and qualifications set out below.

1.4          We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plan other than the Plan Documents.

1.5          In giving this Opinion, we have relied upon the Corporate Certificate (as defined in the Schedule to this Opinion) and the Searches (as defined below) and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.6          For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.7          For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 5 December 2014 (together the “Searches”):

(a)           on the file of the Company maintained by the Registrar of Companies in the Irish Companies Registration Office for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)           in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)           in the Central Office of the High Court for any petitions filed in respect of the Company; and

(d)           in the Central Office of the High Court for any proceedings filed by or against the Company in the five years immediately preceding the date of the search.

1.8          This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.             Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1          The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2          When the Shares have been issued (and, if required, paid for in cash) pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable resolutions and the Plan, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.             Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement and the Plan

3.1          that when filed with the SEC, the Registration Statement for the Plan will not differ in any material respect from the latest draft that we have examined.

3.2          that any awards granted pursuant to the Plan will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of cash at least equal to the nominal value of such Shares  and any premium required to be paid up on the Shares pursuant to their terms of issue and that where Shares are issued under the Plan without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 29(1) of the Companies (Amendment) Act 1983 (the “1983 Act”) (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by section 60(12) of the Companies Act 1963 (as amended)) (the “1963 Act”) or issued for consideration as set out in Section 30(2) of the 1983 Act;

3.3          that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.4          that the exercise of any options and rights granted under the Plan and the issue of the Shares upon exercise of such options and rights (and the issue of the Shares in connection with any other awards granted under the Plan) will be conducted in accordance with the terms and the procedures described in the Plan and the applicable award agreement;

3.5          that as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

Authenticity and bona fides

3.6          the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.7          where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.8          that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.9          that the Memorandum and Articles of Association of the Company amended on 15 September 2011 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.10        the accuracy and completeness of the information disclosed in the Searches is accurate as of the date of this Opinion and that such information has not since the time of such search or enquiry been altered.  It should be noted that (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for, (b) the position reflected by the Searches may not be fully up-to-date and (c) searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company or its assets and, accordingly, it is assumed that the Searches correctly reflect that (i) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any of its assets or undertakings; (ii) no petition for the making or a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company; (iii) no insolvency proceedings have been opened or been requested to be opened in relation to the Company; and (iv) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 214 of the 1963 Act and section 2 of the Companies (Amendment) Act 1990 of Ireland;

3.11        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and

Commercial Benefit

3.12        that the Plan Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.             Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

The Plan Documents

1.             A copy of the form of the Registration Statement to be filed by the Company with the SEC;

2.             A copy of the Plan;

3.             A copy of the Registration Statement on Form S-8 (Registration Number 333-179545) filed on 16 February 2012;

4.             A copy of the Registration Statement on Form S-8 (Registration Number 333-184621) filed on 26 October 2012;

5.             A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 15 September 2011;

6.             A copy of the resolution of the board of directors of the Company regarding the approval of, among other things, the adoption of the Plan and authorising the directors to take any actions and prepare any documents that are necessary to implement the Plan, subject in the case of the Plan to the requirements of any applicable regulator, including the SEC, dated 16 September 2011;

7.            A copy of the shareholders’ resolution of the Company regarding the approval and adoption of, among other things, the Plan dated 16 September 2011;

8.             A copy of the resolution of the board of directors of the Company regarding the approval and adoption of, among other things, the Plan dated 5 October 2011;

9.             A copy of the resolution of the compensation committee of the board of directors of the Company regarding the approval and adoption of, among other things, the Plan dated 31 October 2011;

10.          A copy of the resolution of the board of directors of the Company related to an increase in shares available under the Plan dated 16-17 May 2012;

11.          A copy of the resolution of the compensation committee of the board of directors of the Company related to an increase in shares available under the Plan dated 15 June 2012;

12.          A copy of the resolution of the board of directors of the Company related to an increase in shares available under the Plan dated 15-16 May 2013;

13.          A copy of the resolution of the compensation committee of the board of directors of the Company related to an increase in shares available under the Plan dated 4 June 2013;

14.          A copy of the resolution of the board of directors of the Company related to an increase in shares available under the Plan dated 26-27 February 2014;

15.          A copy of the resolution of the compensation committee of the board of directors of the Company related to an increase in shares available under the Plan dated 7 April 2014

16.          A corporate certificate of the Secretary of the Company dated 5 December 2014 (the “Corporate Certificate”) certifying, amongst other things, the voting results regarding approval of: (i) the Plan by the shareholders of the Company at the extraordinary general meeting of the shareholders of the Company held on 8 December 2011;  (ii) the amendment to the Plan increasing the number of Shares for issuance under the Plan by 4,200,000 at the annual general meeting of the shareholders of the Company held on 1 August 2012; (iii) the amendment to the Plan increasing the number of Shares for issuance under the Plan by 3,600,000 at the annual general meeting of the shareholders of the Company held on 1 August 2013; and (iv) the amendment to the Plan increasing the number of Shares for issuance under the Plan by 3,600,000 at the annual general meeting of the shareholders of the Company held on 28 May 2014.

17.          A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 15 September 2011;

18.          A copy of the Certificate of Incorporation of the Company dated 4 May 2011;

19.          A copy of the Certificate of Incorporation on re-registration as a public limited company dated 25 July 2011;

20.          A copy of the Certificate of Incorporation of Change of Name of the Company date 14 September 2011; and

21.          Letter of Status from the Irish Companies Registration Office dated 5 December 2014.